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UJB FINANCIAL CORP.                                                                                       Exhibit (99)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

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                                                                            September 30,   December 31,  September 30,
                                                                                 1995           1994           1994
                                                                            -------------- -------------- --------------
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Assets
Cash and cash equivalents:
    Cash and due from banks                                                $      807,173 $      925,421 $    1,035,023
    Federal funds sold and securities purchased under agreements to resell          2,000         44,875          3,425
                                                                            -------------- -------------- --------------
        Total cash and cash equivalents                                           809,173        970,296      1,038,448
Interest bearing deposits with banks                                               15,938         18,809         18,844
Trading account securities                                                         32,040         33,513         18,442
Investment securities available for sale                                          356,309        201,215        317,508
Investment securities:
    U.S. Government and Federal agencies                                        1,795,406      2,016,615      1,995,798
    States and political subdivisions                                             274,677        331,000        353,796
    Other securities                                                            1,569,179      1,745,373      1,790,212
                                                                            -------------- -------------- --------------
        Total investment securities                                             3,639,262      4,092,988      4,139,806
Loans (net of unearned discount):
    Commercial                                                                  4,578,772      4,627,349      4,633,600
    Mortgage                                                                    3,215,237      2,790,988      2,760,631
    Instalment                                                                  2,432,736      2,238,237      2,205,327
                                                                            -------------- -------------- --------------
        Total loans                                                            10,226,745      9,656,574      9,599,558
    Less: Allowance for loan losses                                               200,337        214,161        237,745
                                                                            -------------- -------------- --------------
        Net loans                                                              10,026,408      9,442,413      9,361,813
Premises and equipment                                                            163,774        167,905        167,178
Assets held for accelerated disposition                                            22,906         90,888              -
Accrued interest receivable                                                        95,448         89,926         85,943
Other real estate owned, net                                                       27,082         31,449         66,679
Due from customers on acceptances                                                  22,332         21,159         25,159
Other assets                                                                      322,398        268,911        278,040
                                                                            -------------- -------------- --------------
Total Assets                                                               $   15,533,070 $   15,429,472 $   15,517,860
                                                                            ============== ============== ==============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $    3,172,859 $    3,260,641 $    3,068,346
    Interest bearing deposits:
        Savings and time deposits                                               9,240,588      8,936,009      8,744,877
        Commercial certificates of deposit $100,000 and over                      458,185        371,141        354,112
                                                                            -------------- -------------- --------------
            Total deposits                                                     12,871,632     12,567,791     12,167,335
Commercial paper                                                                   48,542         42,211         45,360
Other borrowed funds                                                              887,501      1,291,219      1,792,679
Long-term debt                                                                    204,338        204,754        206,252
Accrued interest payable                                                           47,157         30,234         29,615
Bank acceptances outstanding                                                       22,332         21,159         25,159
Accrued expenses and other liabilities                                            187,571        167,844        166,469
                                                                            -------------- -------------- --------------
            Total liabilities                                                  14,269,073     14,325,212     14,432,869
Shareholders' equity:
    Preferred stock: Authorized 4,000,000 shares without par value:
        Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
           in 1995 and 1994, adjustable-rate cumulative, $50 stated value          30,008         30,008         30,008
    Common stock par value $1.20:
        Authorized 130,000,000 shares; issued and outstanding
           57,581,872 at September 30, 1995, 55,005,306 at
           December 31, 1994 and 54,921,409 at September 30, 1994                  69,098         66,006         65,905
    Surplus                                                                       490,781        413,429        409,798
    Retained earnings                                                             677,631        604,066        584,506
    Net unrealized gain (loss) on investment securities, net of tax                (3,521)        (9,249)        (5,226)
                                                                            -------------- -------------- --------------
        Total shareholders' equity                                              1,263,997      1,104,260      1,084,991
                                                                            -------------- -------------- --------------
Total Liabilities and Shareholders' Equity                                 $   15,533,070 $   15,429,472 $   15,517,860
                                                                            ============== ============== ==============


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